EXHIBIT 21

SUBSIDIARIES                        NAMES UNDER           STATE OR OTHER
   OF THE                       WHICH SUBSIDIARIES         JURISDICTION
 REGISTRANT                        DO BUSINESS           OF INCORPORATION

Agencias Generales Conaven, C.A.      Conaven               Venezuela

Agencia Maritima del Istmo, S.A.        Same                Costa Rica

Almacenadora Conaven, S.A.            Conaven               Venezuela

Boyar Estates S.A.*                     Same                Luxembourg

Cape Fear Railways, Inc.                Same                North Carolina

Cayman Freight Shipping Services, Ltd.  Same                Cayman Islands

Chestnut Hill Farms Honduras,
 S. de R.L. de C.V.                     Same                Honduras

Delta Packaging Company Ltd.*           Same                Nigeria

Desarrollo Industrial Bioacuatico,
 S.A.*                                 Same                 Ecuador

Eureka Chickens Limited *              Same                 Zambia

Franquicias Azucareras S.A.*           Same                 Argentina

H&O Shipping Limited                   Same                 Liberia

Ingenio y Refineria San Martin del
 Tabacal S.R.L.                      Tabacal                Argentina

InterAfrica Grains Ltd.                Same                 Bermuda

JacintoPort International LP           Same                 Texas

Les Moulins d'Haiti S.E.M. (LHM)*      Same                 Haiti

Lesotho Flour Mills Limited*           Same                 Lesotho

Life Flour Mill Ltd.*                  Same                 Nigeria

Minoterie de Matadi, S.A.R.L.*         Same                 Democratic Republic
                                                            of Congo

Minoterie du Congo, S.A.               Same                 Republic of Congo

Mission Funding, L.L.C.                Same                 Delaware

Merriam Insurance Company, Ltd.        Same                 Cayman Islands

Mobeira, SARL                          Same                 Mozambique

Molinos Champion, S.A.*                Same                 Ecuador

Molinos del Ecuador, C.A.*             Same                 Ecuador

Mount Dora Farms Inc.                  Same                 Florida

National Milling Company of Guyana,
 Inc.                                  Same                 Guyana

National Milling Corporation Limited   Same                 Zambia

Productores de Alcoholes y Melaza
 S.A.*                                PAMSA                 Argentina

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                                    EXHIBIT 21
                                   (continued)

Representaciones Maritimas y Aereas,
 S.A.                                  Same                 Guatemala

Representaciones y Ventas S.A.*        Same                 Ecuador

Sea Cargo, S.A.                        Same                 Panama

Seaboard de Colombia, S.A.             Same                 Colombia

Seaboard de Nicaragua, S.A.            Same                 Nicaragua

Seaboard del Peru, S.A.                Same                 Peru

Seaboard Foods LP                      Same                 Oklahoma

Seaboard Freight & Shipping Jamaica
 Limited                               Same                 Jamaica

Seaboard Honduras, S. de R.L.
 de C.V.                               Same                 Honduras

Seaboard Marine Bahamas, Ltd.          Same                 Bahamas

Seaboard Marine of Haiti, S.E.         Same                 Haiti

Seaboard Marine Ltd.                   Same                 Liberia

Seaboard Marine of Florida, Inc.       Same                 Florida

Seaboard Marine (Trinidad) Limited     Same                 Trinidad

Seaboard Overseas Limited              Same                 Bermuda

Seaboard Overseas Management Company,
 Ltd.                                  Same                 Bermuda

Seaboard Overseas Trading and
 Shipping (PTY) Ltd.                   Same                 South Africa

Seaboard Ship Management Inc.          Same                 Florida

Seaboard Software Innovations, Inc.    Same                 Delaware

Seaboard Solutions, Inc.               Same                 Delaware

Seaboard Trading and Shipping Ltd.     Same                 Kansas

Seaboard Transport Inc.                Same                 Oklahoma

Seaboard West Africa Limited           Same                 Sierra Leone

Seaboard Zambia Commodity Trading
 Limited                               Same                 Zambia

SEADOM, S.A.                           Same                 Dominican Republic

Seamaritima, S.A. de C.V.              Same                 Mexico

SEEPC (Nigeria) Ltd.                   Same                 Nigeria

Shawnee Funding, Limited Partnership   Same                 Delaware

Top Feeds Limited*                     Same                 Nigeria

Transcontinental Capital Corp.
(Bermuda) Ltd.                         TCCB                 Bermuda

Unga Holdings Limited*                 Unga                 Kenya

*Represents a non-controlled, non-consolidated affiliate.

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